SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811- 2699
SERIES NO.:  9


72DD.    1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                                            $3,606
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                                            $  452
              Class C                                            $  184
              Class R                                            $    1
              Institutional Class                                $  959

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
                            Class A                             0.20450
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                                           0.07840
              Class C                                           0.07840
              Class R                                           0.16240
              Institutional Class                               0.27330

74U.     1.   Number of shares outstanding (000's omitted)
              Class A                                            19,676
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                                             6,366
              Class C                                             2,627
              Class R                                                10
              Institutional Class                                 3,977

74V.     1.    Net asset value per share (to nearest cent)
               Class A                                           $16.47
         2.    Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                                           $15.73
               Class C                                           $15.71
               Class R                                           $16.46
               Institutional Class                               $16.60